                            SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement (Revocation of Consent Statement) / / Confidential, for Use of the Commission Only (as permitted by
     Rule 14s-6(e)(2))
/ / Definitive Proxy Statement (Revocation of Consent Statement) /x/ Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WASHINGTON MUTUAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14s-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transactions:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

        ------------------------------------------------------------------------

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[Washington Mutual Logo]                                    [Great Western Logo]


                             WASHINGTON MUTUAL, INC.
                                   MERGER WITH
                       GREAT WESTERN FINANCIAL CORPORATION


                             THE EXECUTIVE SUMMARY*


                                   ISS MEETING
                                  MAY 22, 1997


* The following is an executive summary of certain more detailed information contained in Great Western Financial Corporation's Current Report on Form 8-K (the "Form 8- K") filed with the Securities and Exchange Commission on May 22, 1997. For further information concerning certain matters described herein see the Form 8-K.


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
The WAMU Transaction Is the Best For GWF Shareholders

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o        Creates immediate as well as ongoing value for GWF shareholders

o        Creates a premier consumer banking franchise

o        Represents the low risk execution alternative for GWF shareholders

o Ahmanson Proposal utilizes questionable assumptions and relies on imprudent leverage

o Compared to Ahmanson, WAMU has a proven track record of successfully integrating large acquisitions and delivering shareholder value

o The pro forma combined GWF/WAMU is financially superior to a combined GWF/Ahmanson


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[Washington Mutual Logo]                                    [Great Western Logo]

Creates Immediate As Well As Ongoing Value for GWF Shareholders

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o        Highly accretive to earnings per share -- 56% projected 1999E accretion per GWF share

o Earnings growth improved above what GWF shareholders could expect on a stand-alone basis -- 32% 1997E-1999E forecasted EPS growth

o Capital ratios remain strong as excessive leverage is not required to produce attractive financial returns -- pro forma tangible common ratio is projected to be in excess of 5%

o Significant growth in net interest income driven by high projected loan originations at reasonable margins

o WAMU has a consistent record of regular dividend increases -- 29% average annual increase since 1991


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
Creates a Premier Consumer Banking Franchise

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o        Will rank in top three in deposit market share in California,
         Washington and Oregon and 5th in Florida

o Number one-ranked originator of single family mortgage loans on a combined basis in California, Washington and Oregon

o WAMU's proven consumer banking capabilities have produced cumulative average growth rates since 1993 of 7% in consumer loans, 52% in depositor fee income, 23% in retail checking accounts and 10% in total households served. These capabilities will be applied to GWF's customer base


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
Represents the Low Risk Execution Alternative For GWF Shareholders

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o        The WAMU management team has worked together for a significant number of years and has considerably greater experience integrating large acquisitions as compared to Ahmanson's management team

o        GWF's systems are compatible with WAMU's, not with Ahmanson's

o WAMU will continue to use the GWF name in California, benefiting customer retention

o WAMU is a friendly transaction in which integration planning has already begun. Ahmanson is a hostile offer that has antagonized employees

o A faster solution to the situation is better for shareholders, employees and customers. WAMU is on track for a closing in late June or early July


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[Washington Mutual Logo]                                    [Great Western Logo]

Ahmanson Proposal Utilizes Questionable Assumptions and Relies On Imprudent Leverage

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o        Ahmanson's projected cost savings are $114 million or 34% greater than
         WAMU's, a difference that cannot be supported by Ahmanson's proposed 100 additional branch closures

o Ahmanson's earnings are significantly more sensitive to achieving the stated cost savings target than are WAMU's

o Ahmanson made significant changes in its operating assumptions when it increased its bid; absent these changes the transaction is dilutive in 1999

o Ahmanson's EPS forecasts depend on massive share repurchases that leave little room for error -- share repurchases plus dividends are projected to equal 178% of net income through 1999

o Massive share repurchases will result in Ahmanson continuing to have one of the lowest consolidated tangible common equity ratios in the industry -- pro forma ranking of 92 out of 93 thrifts

o Ahmanson's intangibles will total 58% of total equity and the amortization expense will be in excess of 25% of net income available to common stock in 1998


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[Washington Mutual Logo]                                    [Great Western Logo]

Compared To Ahmanson, WAMU Has a Proven Track Record Of Successfully Integrating Large Acquisitions and Delivering Shareholder Value

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o        WAMU has consistently produced greater returns to shareholders -- ten year total return: 24% vs. 9%

o WAMU has consistently maintained stronger asset quality and reserve coverage ratios -- NPA-to-assets: 0.93% vs. 2.06; Reserves-to-NPLs:
         110% vs. 50%

o WAMU has delivered superior growth in earnings per share and dividends per share -- annual dividend growth: 29% vs. 0%

o WAMU has a more attractive mix of loans and deposits and is geographically more diversified -- consumer loans: 10% vs 3%; transaction + money market + savings accounts: 42% vs. 32%

o WAMU's loan originations have been growing while Ahmanson's have been declining -- 1994 to 1996 originations: 46% increase vs. 47% decrease


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[Washington Mutual Logo]                                    [Great Western Logo]

The Pro Forma Combined GWF/WAMU Is Superior To a Combined GWF/Ahmanson

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o        GWF shareholders, for each GWF share, will receive greater earnings and book value in a WAMU transaction than in an Ahmanson transaction

o A combination with WAMU will produce higher growth rates in EPS and book value than a combination with Ahmanson which should result in higher valuation multiples

o Return on assets and equity are materially higher in a combination with WAMU

o Capital, asset quality and reserve coverage ratios are significantly stronger in a combination with WAMU


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[Washington Mutual Logo]                                    [Great Western Logo]

The Pro Forma Combined GWF/WAMU Is Superior To a Combined GWF/Ahmanson

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
                                                          WAMU                                   Ahmanson
                                                          Transaction                            Proposal
                                                          -----------                            --------
EPS
---
   1999E Accretion to GWF Shareholder                     56%                                    39%
   1997E-1999E Growth                                     32%                                    20%

Capital
-------
    12/31/97E Tangible Common Equity Ratio                4.91%                                  3.46%
                                                          and projected to                       and projected
                                                          increase                               to be flat
    12/31/97E Tangible Book Value per GWF                 $19.28                                 $12.22
     Share

Returns
-------
    1999E Return on Assets                                1.35%                                  .98%
    1999E Return on Common Equity                         23.1%                                  11.7%

Asset Quality
-------------
    NPAs/Assets @ 3/31/97                                 0.94%                                  1.35%
    Reserves/NPLs @ 3/31/97                               119%                                   83%


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
GWF Per Share Deal Value -- WAMU & Ahmanson

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[Graph with two lines, one solid line for WAMU Transaction and one dotted line for Ahmanson Proposal]

[Horizontal line: dates (2/18/97 - 5/19/97); Vertical line: Per GWF Share Deal Value (0.00 - 60.00)]


                          WAMU                              Ahmanson
Date                      Transaction                       Proposal
----                      -----------                       --------
2/18/97                   50.63                             47.12
3/03/97                   46.69                             43.71
3/14/97                   45.34                             42.26
3/27/97                   44.61                             44.85
4/10/97                   42.98                             45.00
4/23/97                   42.08                             43.95
5/06/97                   47.42                             48.90
5/19/97                   50.29                             49.80


[Graphics: arrow pointing to Ahmanson Proposal line at coordinate (02/18/97, 47.12) with text box: 02/18/97 Ahmanson launches a hostile bid for GWF at an exchange ratio of 1.05x; arrow pointing to WAMU Transaction line at coordinate (03/06/97, 47.70) with text box: 03/06/97 WAMU announces merger agreement with GWF at an exchange ratio of 0.9x; arrow pointing to Ahmanson Proposal line at coordinate (03/17/97, 47.70) with text box: 03/17/97 Ahmanson increases exchange ratio to collar (1.2x - 1.1x)]


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[Washington Mutual Logo]                                    [Great Western Logo]

Exchange Ratio Analysis -- Ahmanson Proposal

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[Graph appears here. Horizontal line: Ahmanson Stock Price ($37.00 - $50.00);
Vertical line: Offer Value Per GWF Share ($44.00 - 56.00); To the right of vertical line appears a subtitle: 1.20x Exchange Ratio; followed by a vertical line: $41.67; followed by a subtitle: 1.20 to 1.10x Exchange Ratio $50 Offer; followed by a vertical line: $45.45; followed by a subtitle: 1.10x Exchange Ratio; Diagonal line from coordinates (37.00, 44.40) to (41.67, 50.00) becoming a horizontal line from coordinates (41.67, 50.00) to (45.45, 50.00) becoming a diagonal line from coordinates (45.45, 50.00) to (50.00, 55.00); graphic: arrow with text: Current Ahmanson Price pointing to coordinate (40.875, 49.05) with dashed vertical and horizontal lines from that coordinate to the horizontal and vertical axes of the graph.]


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
Comparison of Upside Potential


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
                                      WAMU Transaction                         Ahmanson Proposal
                          --------------------------------------      -----------------------------------
Change In                             Exchange    Implied Value                  Exchange  Implied Value       WAMU
Stock Price                Price      Ratio       Per GWF Share        Price       Ratio   Per GWF Share    Superiority
-----------                -----      -----       -------------        -----       -----   -------------    -----------
Current (a)                $55.56       .9x           $50.01          $40.88       1.20x      $49.05           $0.96

5% Appreciation            58.34        .9             52.51           42.92       1.16        50.00            2.51

10% Appreciation            61.12       .9             55.01           44.96       1.11        50.00            5.01

15% Appreciation           63.90        .9             57.51           47.01       1.10        51.71            5.80






(a)  As of May 20, 1997.



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